Exhibit 99.1

CytoSorbents Announces Board Chairman Al W. Kraus To Retire

PRINCETON, N.J., April 19, 2023 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification via its proprietary polymer adsorption technology, announced today that its Chairman of the Board, Al W. Kraus, will retire at the end of his term in early June 2023.

Mr. Al Kraus stated, “The past twenty years at CytoSorbents has been a wonderful journey that I am proud to have contributed to. Hearing the case reports and studies of how our therapy has helped to save lives never grows old, and I am grateful to have been a part of it. Now the time has come for me to move on after many enjoyable years at CytoSorbents. I look forward to following the success story of the Company.”

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents stated, “Al’s long and distinguished executive career in the medical device industry spans more than four decades. During that time, he has left an indelible footprint on numerous organizations, particularly in the blood purification industry, including our own. For example, as President of Gambro, Inc., Al led its U.S. initial public offering in 1983 and drove U.S. expansion, helping to quadruple sales. Gambro ultimately went on to become the second largest vertically integrated supplier of dialysis products and services worldwide, with revenues exceeding $2.7 billion, prior to its acquisition by Baxter in 2013. Then at Althin Healthcare, another manufacturer of dialysis products, Al engineered a turnaround of the core business, revamped its sales force with a focus on new product offerings and commercial operations throughout North and South America, and as President and CEO, oversaw the Company’s acquisition by Baxter in 2000.”

Dr. Chan continued, “In 2003, Al became CEO of MedaSorb Technologies, now known as CytoSorbents, which at the time was focused on treating chronic kidney disease with our sorbent technology. However, based upon a key scientific collaboration with Dr. John Kellum from University of Pittsburgh Medical Center, Al pivoted the Company’s focus away from the treatment of chronic kidney disease, which today is faced with lower growth and poor reimbursement, and towards the treatment of cytokine storm and sepsis – a prescient call. Today, of the more than 200,000 CytoSorb treatments that have been performed worldwide, approximately half have been related to sepsis and septic shock. Al then led the Company through a reverse merger to become a publicly-traded company in 2006 and executed multiple financings to help fund the first human trial using CytoSorb to treat sepsis. After retiring as CEO at the end of 2008, and during his 15-year tenure as CytoSorbents’ Chairman of the Board, Al has continued to share his extensive insight, experience, and leadership with the management team and Board of Directors as we navigated numerous challenges, such as commercial expansion into 75 countries around the world, uplisting to Nasdaq, the COVID pandemic, and now our goal of opening the U.S. and Canadian markets for the first time with DrugSorb-ATR. To this end, Al will continue to serve as a consultant and we look forward to leveraging his U.S. commercial expertise as we ramp our U.S. and Canadian pre-market activities.”

Dr. Chan concluded, “Al has been an integral part of all that we have achieved to date. What I find remarkable is that over the 20 years that Al has helped to lead this company, through thick and thin, he has never wavered in his passion and belief in the technology and our people, and our mission to help save the lives of patients all over the world. It has been both an honor and a pleasure, and I want to personally thank him for his invaluable mentorship, advice, and support. On behalf of the Board of Directors and the entire Company, we congratulate Al on his exceptional career and thank him for all of his contributions, hard work, and commitment to the success of the Company. We wish him the best in retirement!”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and in cardiac surgery through blood purification. Its lead product, CytoSorb®, is approved in the European Union and distributed in 75 countries worldwide. It is an extracorporeal cytokine adsorber that reduces "cytokine storm" or "cytokine release syndrome" in common critical illnesses that can lead to massive inflammation, organ failure and patient death. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments. CytoSorb is also used during and after cardiothoracic surgery to remove antithrombotic drugs and inflammatory mediators that can lead to postoperative complications, including severe bleeding and multiple organ failure. At the end of 2022, more than 195,000 CytoSorb devices have been used cumulatively. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure. The DrugSorb™-ATR antithrombotic removal system, based on the same polymer technology as CytoSorb, also received two FDA Breakthrough Device Designations, one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. The Company is currently conducting the FDA-approved, randomized, controlled STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) study of 120 patients at approximately 30 centers in U.S. and Canada to evaluate whether intraoperative use of DrugSorb-ATR can reduce the perioperative risk of bleeding in patients receiving ticagrelor and undergoing cardiothoracic surgery. This pivotal study is intended to support U.S. FDA and Health Canada marketing approval for DrugSorb-ATR in this application.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption.  Its technologies have received non-dilutive grant, contract, and other funding of approximately $48 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others.  The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb™-ATR, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, , statements about potential exposures resulting from our cash positions, representations and contentions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2023, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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U.S. Company Contact:

Kathleen Bloch, Interim CFO

305 College Road East

Princeton, NJ 08540

+1 (732) 398-5429

kbloch@cytosorbents.com